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                                                                    Exhibit 10.4





                    SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement ("Agreement") is entered into by and between Gaspare
G. Ruggirello ("Employee") and Insurance Auto Auctions, Inc. (the "Company") to set forth the terms, conditions, and obligations of each party with respect to the termination of the employment relationship between Employee and the Company.

Whereas, the parties acknowledge that the Company has requested that the Employee terminate his employment relationship with the Company;

Whereas, the parties mutually agree that their joint interest would be furthered by an amicable separation;

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Termination of Employment. Termination of the employment relationship between Employee and the Company shall be effective as of March 31, 2001 (the "Termination Date"). Employee shall resign from his position as an officer and employee of the Company and any of its subsidiaries effective as of the Termination Date.

2. Consideration. As consideration for Employee's entering into this Agreement, the Company agrees:

         a) Employee shall receive from the Company a lump sum cash payment equal to the sum of (i), (ii) and (iii) below, payable on the next regular payday following expiration of the revocation period described in paragraph 11 below:

                  (i) 52 weeks of pay, computed at the Employee's regular weekly base salary in effect on the Termination Date (such gross amount equal to $145,000);

                  (ii) a bonus payment equal to 30% of Employee's annual base salary (such gross amount equal to $43,500);

                  (iii) an automobile allowance equal to 12.21% of Employee's annual base salary in effect on the Termination Date (such gross amount equal to $17,700); and

         b)       (i)      From the Termination Date until March 31, 2002 (the
                           end of the final month covered by Employee's severance pay (the "Severance Period")), the Company shall continue to provide life, medical, dental and long-term disability benefits (the "Company Plans") as previously selected by Employee, for Employee and such of Employee's dependents for whom the Company provided such benefits on the Termination Date;
                           provided



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                           Employee shall be responsible for the Employee's
                           share of the cost of coverage and benefits on the same basis as prior to the Termination Date. Such benefits will be continued only to the extent permissible under the terms of such Company Plans. Notwithstanding anything contained in this Section 2b(i) to the contrary, with respect to long-term disability, the Employee must timely apply for conversion insurance and benefits payable thereunder shall not exceed a maximum monthly benefit of $3,000.

                  (ii) If any of the Company Plans do not permit continued participation by the Employee and the Employee's family after termination of employment, then, during the Severance Period, the Company will reimburse the Employee for the cost of obtaining comparable coverage from a third-party insurer, provided, however, that the amount of such reimbursement will not exceed the amount that would have been paid by the Company for coverage under the Company Plans during the Severance Period had the Employee's employment not been terminated.

                           If during the Severance Period, and subject to (iii) below, the Employee is reemployed by another employer, the rights of the Employee and the Employee's family to receive benefits under any Company Plan, or reimbursement for any third-party coverage, will terminate on the date the Employee and Employee's family become eligible to receive comparable benefits from such employer.

                  (iii) If, at the termination of the Severance Period, the Employee is receiving medical and/or dental benefits from a Company Plan, the Company will continue to provide such medical and/or dental benefits to the Employee and/or the Employee's family pursuant to COBRA. For such purpose, the termination of the Severance Period will be considered the date of the "qualifying event" as such term is defined by COBRA and the cost of continued coverage during the COBRA period will be determined pursuant to COBRA and paid entirely by the Employee.


                  (iv) If the Company's Plans do not provide for continued medical and/or dental benefit coverage during the Severance Period, then the Termination Date will be considered the date of the qualifying event for COBRA purposes. In such case, the Employee may either elect to continue such coverage pursuant to COBRA or obtain comparable third-party coverage as described in
                           Section 2(b)(ii). If the Employee elects COBRA coverage, then during the Severance Period, the Employee will be charged the amount that such Employee would have paid for such coverage had such Employee remained employed by the Company, and after the end of such Severance Period and for the remainder of the COBRA period, the cost of such coverage will be determined pursuant to COBRA and paid entirely by the Employee.





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                  (v)      The Employee's active participation in all other
                           employee benefits plans and programs maintained by the Employer, including the Insurance Auto Auctions, Inc. 401(k) Plan and the Insurance Auto Auctions, Inc. Employee Stock Purchase Plan, shall be determined in accordance with the terms of such plans and programs.

         c) All outstanding stock options granted to Employee as set forth on Attachment A hereto (to the extent not already vested) shall become 100% vested and exercisable on the day after the expiration of the revocation period described in Section 11 below. Such vested stock options will continue to be exercisable until the earlier of such stock options' expiration date or June 30, 2002. Stock options not exercised by June 30, 2002, shall expire and be of no further force or effect. The options shall continue to be governed by the terms and conditions of their respective Notices of Grant of Stock Option and Stock Option Agreements, as amended by this subsection 2(c).

         d) Employee shall receive accrued but unused vacation pay through the Termination Date, to be paid on or before the Company's next regularly scheduled pay date following the Termination Date.

         e) Amounts paid to Employee pursuant to this Section 2 shall be subject to applicable withholding taxes as may be required pursuant to federal, state or local law, or by agreement with or consent of Employee.

3. Confidentiality. Employee remains bound by all terms and conditions of the Confidentiality Agreement dated as of July 17, 1997 and attached hereto as Attachment B. Employee also agrees that except as may be specifically required by law, Employee will not in any manner disclose or communicate any part of this Agreement to any other person except Employee's current spouse, Employee's accountant or financial advisor to the limited extent needed for that person to prepare Employee's tax returns, or Employee's attorney. Before any such authorized disclosure, Employee will inform each such person to whom disclosure is to be made that every term of this Agreement is confidential and obtain such person's agreement to maintain the confidentiality of the entire Agreement.

4. Return of Company Property. By signing this Agreement, Employee affirms that he has returned to the Company all of its property that was or is in his possession, custody or control, including but not limited to all keys, company credit cards, access cards, equipment, computers, hardware, software, programs diskettes, data, notes, papers, books, files, documents, records, policies, client and customer information and lists, marketing information, design information, pricing information, blueprints, specifications plans, data base information, mailing lists, and any other property or information that Employee had relating to the Company and/or its customers, employees, plans, strategies, inventions, policies, or practices (whether those materials are in paper or computer-stored form). Employee affirms that he has not retained any such property or information in any form, and that he will not give copies of such property information or disclose their




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         contents to any other person. Notwithstanding the above, Employee shall be allowed to retain the Palm Pilot organizer (Palm VII) he is currently using.

5. Restricted Activities. Except for the Permitted Activity (defined below), for a period commencing on the date hereof and terminating at the end of the Severance Period (the "Restricted Period"), the Employee, unless acting in accordance with the Company's prior written consent (which consent may be given by any duly authorized officer of the Company) shall not, anywhere in the United States ("Restricted Territory") directly or indirectly, own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, consultant, investor, owner, partner, manager, joint venturer or similar affiliation with, any business or enterprise principally engaged in, or with a material portion of its business comprised of the Business; provided, however, the Employee may own, directly or indirectly, securities of any person having a class of securities (a) registered under the Securities Exchange Act of 1934 and
         (b) publicly traded, if the Employee is not a controlling person of, or a member of a group which controls, such person and the Employee does not, directly or indirectly own more than two percent (2%) of any class of securities of such person (the "Permitted Activity"). "Business" shall mean the business of towing, processing, appraising, auctioning and selling, and processing claims with respect to damaged, abandoned, repossessed, total loss, used and recovered theft automobiles, trucks, motorcycles, boats, trailers, motor houses and other types of vehicles.

6. Employees. During the Restricted Period, Employee shall not, directly or indirectly, (i) solicit for employment and/or hire or offer employment to any individual who is or was an employee of the Company within 90 days of the date of this Agreement and who becomes an employee of the Company or its subsidiaries at any time during the Restricted Period, or (ii) encourage any Company employee to terminate his or her relationship with the Company or its subsidiaries.

7. Customers. During the Restricted Period, the Employee shall not solicit any person who is or was a customer or client of the Company, or its subsidiaries and who becomes a customer or client of the Company or its subsidiaries at any time during the Restricted Period, for the purpose of (i) engaging in, or assisting any person or entity in engaging in, the Business, or (ii) soliciting or encouraging any customer, client of the Company, or its subsidiaries to terminate or otherwise alter his, hers or its relationship or prospective relationship with the Company or its subsidiaries.

8. Release of Claims And Agreement Not To Sue. (a) As consideration for the obligations undertaken by the Company pursuant to this Agreement, Employee, for himself, his successors, administrators, heirs or assigns, hereby fully releases, waives and fully discharges the Released Parties (defined to include the Company, its subsidiaries and affiliates, predecessors, successors, and assigns, and their respective officers, directors, agents and employees, whether past, present or future) from any and all claims, causes of action, suits, demands, damages, judgements or liabilities, of any nature, including attorney's fees and costs, known or unknown, absolute or contingent, arising from or relating to Employee's employment or separation from employment. This release




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         includes, without limitation, any and all claims for breach of contract
         (including the Change in Control and Employment Agreement between the Company and Employee dated February 23, 1998), wrongful discharge or impairment of economic opportunity, any claims under common law or at equity, claims of defamation or intentional infliction of emotional harm, claims of any tort, claims for reimbursements or commissions, and any and all rights and discrimination claims Employee may have arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, and any and all other federal, state or local laws or regulations. Employee agrees not to sue or to file any claims or actions against the Released
         Parties with respect to claims covered by this release and affirms that no such claims or actions are currently pending. Notwithstanding the above, this waiver and release shall not apply to claims for indemnification and/or the advancement of expenses pursuant to Article
         7 of the Company's Articles of Incorporation, Article 5 of the
         Company's Bylaws and any indemnification agreement with the Company.

         (b) As consideration for the obligations undertaken by the Employee pursuant to this Agreement, the Company, for itself, its successors and assigns, hereby fully releases, waives and fully discharges the Employee from any and all claims, causes of action, suits, demands, damages, judgements or liabilities, of any nature, including attorney's fees and costs, known or unknown, absolute or contingent, arising from or relating to Employee's employment or separation from employment unless such claims, causes of action, suits, demands, damages, judgments or liabilities resulted from Employee's acts or omissions which were (i) grossly negligent, (ii) fraudulent or (iii) intentionally harmful.

9. No Disparagement or Encouragement. Each party agrees not to do anything, and not to make any oral, electronic or written statement to any person (including without limitation any employee, client, customer, supplier, vendor of the Company or the press), that disparages or places in a false or negative light the other party (and in the case of the Company, any of its past or present officers, employees, business, products, services or its relationships); provided, however, that nothing herein shall limit or prohibit either party from cooperating in any truthful manner with any governmental authority or agency or responding truthfully under oath in a legal proceeding. Employee will not encourage any person to file a lawsuit, charge, claim, or complaint against any of the Released Parties. Employee will not assist any person who has filed a lawsuit, charge, claim, or complaint against any of the Released Parties unless Employee is required to render such assistance pursuant to a lawful subpoena or other legal obligation. If Employee is served with any such legal subpoena or becomes subject to any such legal obligation, Employee will provide prompt written notice to the General Counsel of the Company in which Employee shall enclose a copy of the subpoena and any other documents describing the legal obligation.

10. No Reinstatement or Reemployment. Employee agrees not to apply for employment or otherwise seek to be hired, rehired, employed, reemployed, or reinstated by the Company, its affiliates and subsidiaries.




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11.      Revocation Period. Employee has the right to revoke this Agreement for up to seven (7) days after Employee signs it. In order to revoke this Agreement, Employee must sign and send a written notice of the decision to do so, addressed to Chief Executive Officer, Insurance Auto Auctions, 850 East Algonquin Road, Suite 100, Schaumburg, IL 60173, and that written notice must be received by Employer no later than the eighth day after Employee signs this Agreement. If Employee revokes this Agreement, the Employee will not be entitled to any of the consideration from the Company described in Sections 2(a), 2(b), and 2(c) above.

12. No Admission. This Agreement does not constitute an admission by any of the Released Parties, and the Company specifically denies that any action or failure to act by any of the Released Parties was wrongful, unlawful, or susceptible of causing any damages or injury to Employee. This Agreement does not constitute an admission by the Employee, and the Employee specifically denies that any action or failure to act by the Employee was wrongful, unlawful, or susceptible of causing any damages or injury to the Company.

13. Severability. The Employee acknowledges and agrees that the Restrictive Covenants (as defined below) are reasonable, necessary and valid in duration and geographical scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not be affected thereby and shall be given full effect without regard to the invalid portions. Provided, however, that if Employee brings a lawsuit, claim, charge, or complaint against the Company, and a court of competent jurisdiction finds that a release or waiver of claims or rights by Employee in Section 8 above is illegal, void or unenforceable, Employee agrees that upon request by the Company, Employee will promptly sign a release or waiver that is legal and enforceable.

14. Rights and Remedies Upon Breach. If the Employee breaches, or threatens to commit a breach of, any of the covenants set forth in Sections 5, 6 or 7 of this Agreement (the "Restrictive Covenants"), the Company shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, including immediate temporary injunctive relief without bond and without the necessity of showing actual monetary damages, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company, which right and remedy is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity. The Restricted Period shall be extended by any period that the Employee is in breach of the Restrictive Covenants, unless such breach is not willful and does not materially damage the Company.

15. Agreement Inadmissible as Evidence. This Agreement, its execution, and its implementation may not be used as evidence, and shall not be admissible in any proceeding except one claiming a violation of this Agreement.

16. Entire Agreement. This Agreement sets forth the full understanding and agreement of the parties and supersedes any and all other understandings or agreements, written or oral;




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         provided, however, that Employee shall continue to be bound by the
         Confidentiality Agreement described in Section 3.

17. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with laws and judicial decisions of the State of Illinois, without regard to its principles of conflicts of laws.

18.      Knowing and Voluntary Waiver.  Employee specifically agrees as follows:

         a) Employee is knowingly and voluntarily entering into this Agreement;

         b) Employee acknowledges that the Company is providing benefits in the form of payments and compensation, to which Employee would not otherwise be entitled, as part of the consideration for Employee's entering into this Agreement;

         c) Employee acknowledges receiving from the Company the informational disclosures attached to this Agreement as Exhibit A at the same time Employee received this Agreement;

         d) Employee is hereby advised by the Company to consult with an attorney before signing this Agreement;

         e) Employee understands that he has a period of forty-five (45) days from the date a copy of this Agreement is provided to Employee in which to consider and sign the Agreement (during which the offer will remain open), and that the Employee has an additional seven (7) days after signing this Agreement within which to revoke acceptance of the Agreement; and,

         f) If during the seven (7) day revocation period Employee should revoke acceptance of the Agreement, then this Agreement shall be void.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


INSURANCE AUTO AUCTIONS, INC.                GASPARE G. RUGGIRELLO

By:      /s/ Thomas C. O'Brien                    /s/ Gaspare G. Ruggirello
   --------------------------------          ----------------------------------

Its:     CEO
    -------------------------------
                                             Dated:   2-23-01
                                                   ----------------------------
Dated:            2-23-01
      -----------------------------





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                                  Attachment A
                            Stock Options of Employee

 Number          Grant Date              Number              Exercise Price
 ------          ----------              ------              --------------
 IA0313            8/5/97                 5,000                 $9.4375
 IA0323            1/2/98                12,500                  11.688
 IA0449           12/15/98               10,000                  11.125
 IA0450           12/15/98               15,000                  11.125



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                                   Exhibit A

                           INFORMATIONAL DISCLOSURES

         The following disclosures are intended to inform you about which job positions at Insurance Auto Auctions, Inc. were selected to participate in the employment termination program, which job positions were not selected to participate in the employment termination program, and the ages of the employees holding those positions. You are being given this information to assist you in making an informed decision about signing the accompanying Separation Agreement and General Release.

         You have 45 days from the date of receiving these disclosures to sign the Separation Agreement and General Release, if you so chose. If you sign the Agreement, you have 7 days from the date of signature to revoke the Agreement. If you revoke, you will not be entitled to any consideration under the Agreement.

         The following employees were selected to participate in the employment termination program:


TITLE                                                          AGE(S)
-----                                                          ------
Vice President, Chief Financial Officer and Assistant          45
Secretary
Vice President, General Counsel and Secretary                  43

         The following employees were not selected to participate in the employment termination program:


TITLE                                                          AGE(S)
-----                                                          ------
Vice President, Eastern Division                               42
Vice President, Industry and Customer Relations                52
Vice-President, Western Division                               41
Vice-President, Business Development                           38
Senior Vice-President, Sales & Marketing                       52
Vice-President, Information Technology & CIO                   42
Vice-President, Public Affairs                                 49